UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2026

Stone Point Credit Income Fund

(Exact Name of Registrant as Specified in its Charter)

delaware	814-01783	99-6894706
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

20 Horseneck Lane

Greenwich, Connecticut 06830

(Address of Principal Executive Offices, Zip Code)

(203) 862-2900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 3.02. Unregistered Sale of Equity Securities.

Pursuant to a capital drawdown notice to select investors, Stone Point Credit Income Fund (the “Fund”) issued and sold 2,035,928.144 shares of the Fund’s common shares, par value $0.001 per share (the “Common Shares”), at a net asset value of $25.0500 (the “NAV”), on December 31, 2025, for an aggregate offering price of $51,000,000.00.

The sales of Common Shares were made pursuant to subscription agreements entered into by the Fund and its investors. Under the terms of the subscription agreements, investors are required to fund drawdowns to purchase Common Shares up to the amount of their respective capital commitments on an as-needed basis with a minimum of 5 business days’ prior notice to the funding date.

On January 1, 2026 (with the final number of shares being determined on January 21, 2026), the Fund issued and sold 215,768.463 of the Fund’s Common Shares, at NAV, pursuant to the subscription agreements entered into by the Fund and its investors, for an aggregate offering price of $5,405,000.00.

Each of the sales of Common Shares is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D, and Regulation S promulgated thereunder. The Fund has not engaged in general solicitation or advertising with regard to the issuance and sale of the Common Shares and has not offered securities to the public in connection with such issuance and sale. The Fund relied, in part, upon representations from the investors in the subscription agreements that each investor was an accredited investor as defined in Regulation D under the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stone Point Credit Income Fund

Dated: January 22, 2026	By:	/s/ Steven P. Henke
	Name:	Steven P. Henke
	Title:	Chief Financial Officer